Exhibit 10.2

Amendment to

SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), dated as of October 23, 2020, by and among American BriVision (Holding) Corporation, a corporation organized under the laws of Nevada (the “Company”), and each purchaser identified on the signature page hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

W I T N E S S E T H :

A.	The Company and the Purchasers entered into that certain Securities Purchase Agreement, dated as of October 23, 2020 (the “Securities Purchase Agreement”).

B.	The Company and the Purchasers desire to make certain amendments to the Securities Purchase Agreement as set forth in this Amendment.

The parties hereto accordingly agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

2. Amendments.

a. Payment of Purchase Price; Closing. Section 1.2 of the Securities Purchase Agreement is hereby deleted and the following is inserted in its place:

“1.2 Payment of Subscription Amount; Closing. The closing of the transactions contemplated hereby shall take place on a rolling close basis (each, a “Closing”, such date of Closing, the “Closing Date”). The Company reserves the right, in its discretion, to reject any subscription, in whole or in part, for any reason or to waive conditions to the purchase of the Common Stock. The net proceeds of such Subscription Amount will be returned to any Purchaser in the event that the Company does not accept the Purchaser’s purchase. The offering period and final closing date will be no later than 4:00 p.m. Eastern Standard Time, on September 30, 2020 (unless otherwise extended for an additional 30 days at the Company’s sole discretion) (“Final Closing Date”), or at such other location, date and time, as may be determined by the Company, or by facsimile or other electronic means (such closing being called the “Final Closing”). Within three (3) business days of the applicable Closing Date or the Final Closing Date, the Purchaser hereby agrees to pay the Subscription Amount by wire transfer to the Company per the Company’s wiring instruction. The Company will, within a reasonable period of time upon receipt of the Subscription Amount, cause the shareholder registration maintained by the Company’s transfer agent updated to reflect the Purchaser’s ownership of the Shares, or have the Share certificates to be delivered to the Purchaser per the Purchaser’s request, and deliver the Warrant to the Purchaser. The closing prices of the Common Stock refer to the prices published by Bloomberg L.P. ”

3. No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Securities Purchase Agreement shall remain unchanged and in full force and effect.

4. Entire Agreement. The Securities Purchase Agreement (as amended by this Amendment), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Securities Purchase Agreement (as amended by this Amendment). The Securities Purchase Agreement (as amended by this Amendment) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

6. Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Amendment is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

7. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8. Captions. Captions are not a part of this Amendment, but are included for convenience, only.

9. Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

American BriVision (Holding) Corporation

By:
Name: Howard Doong
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO AMENDMENT TO ABVC SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory:

Title of Authorized Signatory: